                                                        AMENDMENT NO. 1
                                                               TO
                                                   THIRD AMENDED AND RESTATED
                                                AGREEMENT OF LIMITED PARTNERSHIP
                                                               OF
                                               ENTERPRISE PRODUCTS PARTNERS L.P.

         This Amendment No. 1, dated as of August 7, 2002 (this "Amendment"), to the Third Amended and Restated Agreement of Limited
Partnership of Enterprise Products Partners L.P., dated as of May 15, 2002 (the "Partnership Agreement"), is entered into by and among Enterprise Products GP, LLC, a Delaware limited liability company, as the General Partner, and the Limited Partners as provided herein.  Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the
Partnership Agreement.

                                                      W I T N E S S E T H:

         WHEREAS, on September 1, 2001, the Board of Directors and Executive Committee of the General Partner resolved that all
Common Units purchased by the Partnership under the Common Unit Repurchase Plan approved by the General Partner on July 5, 2000, would not be retired or cancelled but would be held by the Partnership as treasury units, and authorized certain officers of the
General Partner to perform all acts and execute all documents as they deemed necessary or advisable to implement such action; and

         WHEREAS, the officers of the General Partner have determined that it is advisable to amend the Partnership Agreement to specifically provide that Common Units reacquired by the Partnership shall be held as treasury units unless cancelled pursuant to action by the General Partner; and

         WHEREAS, on August 7, 2002, the Board of Directors and the Executive Committee of the General Partner approved this
Amendment;

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         1.       The first sentence of Section 7.11 of the Partnership Agreement is hereby amended to read in its entirety as follows:

                  "The General Partner may cause the Partnership to purchase or otherwise acquire Partnership
                  Securities, such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner;
                  provided that, except as permitted pursuant to Section 4.9, the General Partner may not cause any
                  Group Member to purchase Subordinated Units during the Subordination Period."

         2.       This Amendment shall be deemed effective with respect to all Common Units purchased by the Partnership after the action taken by the General Partner on September 1, 2001, referred to above.

         3.       As amended hereby, the Partnership Agreement is in all respects ratified, confirmed and approved and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                     GENERAL PARTNER:

                                                              ENTERPRISE PRODUCTS GP, LLC

                                                     By:      /s/ Richard H. Bachmann
                                                              Richard H. Bachmann
                                                              Executive Vice President

                                                     LIMITED PARTNERS:

                                                              All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

                                                     By:      Enterprise Products GP, LLC
                                                              General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6

                                                              By: /s/ Richard H. Bachmann
                                                                  Richard H. Bachmann
                                                                  Executive Vice President